UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 22, 2021
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UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East,	Minnetonka,	Minnesota	55343
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (952) 936-1300
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	UNH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2021, UnitedHealth Group Incorporated (the “Company”) filed a Form 8-K announcing, among other matters, the appointment of Dirk C. McMahon to the office of President and Chief Operating Officer of the Company and the creation of an Office of the Chief Executive with Sir Andrew Witty, the Company’s Chief Executive Officer, and John F. Rex, the Company’s Chief Financial Officer and Mr. McMahon, as members. On February 22, 2021, the Compensation and Human Resources Committee of the Board of Directors of the Company, after considering Messrs. McMahon’s and Rex’s substantial responsibilities, market data and other factors, approved an annual base salary of $1,200,000 for each of Messrs. McMahon and Rex.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 23, 2021, the Board of Directors of the Company approved an amendment to the Company's Bylaws to reduce the threshold of voting power of shareholders required to call a special meeting from 25% to 15%. The amendment is effective as of February 23, 2021.
Item 9.01.    Financial Statements and Exhibits.

Exhibit	Description
3.2	Amended and Restated Bylaws of UnitedHealth Group Incorporated, effective February 23, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith

Dannette L. Smith
Secretary to the Board of Directors